Exhibit 10.26.1

AMENDMENT OF MASTER LEASE

Effective Date: May 23, 2007

Reference is made to the Master Lease Agreement dated as of April 28, 2006 as heretofore amended (“Master Lease”) by and between CHASE EQUIPMENT LEASING INC. (“Lessor”) and AMEDICA CORP. (“Lessee”). This Amendment modifies the terms and conditions of the Master Lease. Unless otherwise defined herein, capitalized terms defined in the Master Lease shall have the same meaning when used herein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, Lessor and Lessee hereby agree to amend the Master Lease as follows.

1. The second (2nd) sentence of Section 18 of the Master Lease is amended and restated in full as follows:

There shall be no transfer of more than a 25% ownership interest in Lessee or any Guarantor by shareholders, partners, members or proprietors thereof in any calendar year without Lessor’s prior written consent; provided, however, that the foregoing restriction on transfers of ownership interests in Lessee shall no longer apply and shall be of no further force or effect, without any further action by Lessor or Lessee, upon the completion of an Initial Public Offering of shares of capital stock of Lessee; provided further, that “Initial Public Offering” means the first underwritten public offering of shares of Lessee’s capital stock that are registered under the Securities Act of 1933, as amended, where such shares are distributed by one or more underwriters of recognized standing.

2. Except as expressly amended by this Amendment and other written instruments signed by Lessor and Lessee, the Master Lease remains unchanged and in full force and effect. The modifications made pursuant to this Amendment shall apply to all existing and future Schedules under the Master Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first referenced above.

AMEDICA CORP.		CHASE EQUIPMENT LEASING INC.
(Lessee)		(Lessor)

By:	/s/ Reyn Gallacher	By:	/s/ Mary Short
Title:	Chief Financial Officer	Title:	Funding Manager